UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 12, 2008	Commission File Number: 0-15204

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	54-1375874
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

Registrant’s telephone number, including area code

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Amendment of Material Compensatory Plan

On June 12, 2008, the National Bank of Blacksburg (National Bank), wholly-owned subsidiary of National Bankshares, Inc. (the Company), entered into a second amendment to a salary continuation agreement dated February 8, 2006 with F. Brad Denardo, Executive Vice President and Treasurer of the Company and Executive Vice President and Chief Operating Officer of National Bank.

The salary continuation agreement was amended to increase the annual benefit at normal retirement age (age 65) from $44,476 to $72,488. The annual disability benefit and the change in control benefit at age 65 were both increased to $72,488. Each of these benefit amounts is reduced if Mr. Denardo terminates employment at any time prior to normal retirement age because of a voluntary resignation, due to disability or as the result of a change in control. Under the salary continuation agreement, these payments are made for the greater of life or 15 years. The amount of the annual pre-retirement death benefit, which is payable to Mr. Denardo’s beneficiary for 15 years, was increased to $72,488.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit

10(iii)(A) Second Amendment to The National Bank of Blacksburg Salary

Continuation Agreement Dated June 12, 2008 for F. Brad Denardo.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date: June 12, 2008

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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